UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 9, 2004

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and Zip Code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits.

Exhibit No.	Description
99.1

Tapestry Pharmaceuticals, Inc. investor presentation materials to be used by the Company’s executives at meetings with investors, stockholders and analysts beginning on or after August 9, 2004, and to be used from time to time thereafter.

Item 9. Regulation FD Disclosure.

The Company’s executives intend to conduct meetings with investors, stockholders and analysts on or after August 9, 2004.  A copy of the presentation materials to be used at those meetings and from time to time thereafter is filed as Exhibit 99.1 hereto.  The Company is not undertaking to update these presentation materials.  This report should not be deemed an admission as to the materiality of any information contained in the presentation materials.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2004

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ GORDON LINK
Gordon Link
Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1

Tapestry Pharmaceuticals, Inc. investor presentation materials to be used by the Company’s executives at meetings with investors, stockholders and analysts beginning on or after August 9, 2004, and to be used from time to time thereafter.